Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sono-Tek Corporation on Form 10KSB for the year ended February 28, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Stephen J. Bagley, Chief Financial Officer (principal accounting officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 29, 2008

/s/ Stephen J. Bagley
---------------------------
Stephen J. Bagley
Chief Financial Officer
(principal accounting officer)